Exhibit 24.2

                    TAUBER AND BALSER, P.C.
                 Certified Public Accountants
                   3340 Peachtree Road, N.E.
                         Suite 250
                     Atlanta, GA 30326


                INDEPENDENT AUDITORS' CONSENT

As independent auditors of Dicut, Inc. ("Dicut"), we hereby consent to the incorporation in the Transition Report on Form 10-KSB to be filed on or about April 17, 2003 of our report dated April 9, 2003, relating to the consolidated balance sheet of Dicut as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the nine months ended December 31, 2002.

/s/ Tauber and Balser, P.C.
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Tauber and Balser, P.C.
Atlanta, Georgia
April 17, 2003